EXHIBIT 10.4

Working draft

In Kind Contribution Contract

Between the Investors

Mrs. Dzezana Karahodza, née Adzemovic,

born on the 13th of May 1969,

Resident of Waiblinger Straße 34, 70372 Stuttgart,

and

Dr. med. Orhan Karahodza,

born on the 19.th of November 1969,

Resident of Waiblinger Straße 34, 70372 Stuttgart,

- as Communal Property Ownership in accordance with Bosnian law -

and the company which is recorded in the Trade Registry of the District Court of Ludwigshafen, HRB 64059, as

Beatmungspflege 24 GmbH

Ludwigshafen Headquarters

Zollhofstraße 4, 67061 Ludwigshafen

Represented by

Dr. med. Orhan Karahodza,

born on the 19.th of November 1969

as sole Managing Director,

exempt from the limitations of §181 of the German Civil Code (BGB)

A.

Preliminary Remarks

1.	The sole shareholder of the company recorded in the Trade Register of the District Court of Ludwigshafen, HRB 64059, as

Beatmungspflege 24 GmbH

2014okt24

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with their headquarters located in Ludwigshafen, has prepared the following report on the capital increase against contribution in kind for notarisation:

1.	TOP 2: Capital Increase 2

(1)	The share capital of the company will be increased from EUR 26,000.00 by EUR 26,000.00 to EUR 52,000.00 through the issuing of 26,000 shares in the company at a nominal value of EUR 1.00 per share (company shares no. 26,001 to 52,000).

(2)	For the acquisition of the new company shares, parties who purchase the new company shares as joint property in accordance with Bosnian Communal Property Law shall be approved.

(3)	The new company shares receive a share of the current entire financial year earnings.

(4)	The contributions to the new company shares are to be performed in such a way that Mrs. Dzenana Karahodza contributes her individually operated business which is not registered in the Trade Register based at Waiblinger Straße 34, 70372 Stuttgart, under the designation “Premium Pflegedienst Pflegeland”, with all its assets and liabilities, privileges, debts and claims, liabilities and obligations, as well as legal relationships with contractual and commercial effect, into the company at the start of 1st of July 2014. The contributions shall take place at book value for tax purposes in accordance with §20 paragraph 2, sentence 2 of the Reorganization Tax Act.

It shall be established, that the company for property rights purposes shall belong as part of the joint property between the parties which makes up the communal property in accordance with Bosnian law.

(5)	Legally and commercially belonging to this company is the apartment Bad Cannstatt, Stuttgart with the registration number 19,210, recorded in the Land Register and the partial property rights of 100/1000 co-ownership share of the property Fist. 3667, Waiblinger Straße 34 2 of 37m2, connected with the individual property which is designated as Apartment 2 in the division plan together with the shop located on the ground floor as well as 1 storage room located in the basement. A partial property share of 1/2 of this property with the encumbrances listed in the

Working draft
Land Register and the obligations and duties relating to these encumbrances shall be brought into the company as a credit (§ 272 paragraph 2, section 1 of the German Commercial Code (HGB)).

(6)	This contribution in kind is of the nominal value of the new company shares numbered 26,001 to 52,000 at a value of the amount of the increase in share capital, so that a total of EUR 26,000.00 is credited. Following the exercising of all due care and diligence by the managing director of the company, should the contribution in kind be evaluated as having a higher value in the annual financial accounts, the difference amount shall transferred to the capital reserves as a premium in accordance with §272 paragraph 2, sentence 1 of the HGB.

2.	The investor declared the acquisition of the new company shares today.

B.

Contribution Agreement

The parties to the contract conclude the following contract for the performance of the contribution in kind duties.

§ 1

Subject of the Contribution In Kind

(1)	The investor shall transfer the individually operated business “Premium Pflegedienst Pflegeland” of Mrs. Dzenana Karahodza of Waiblinger Straße 34, 70372 Stuttgart, with all its assets and liabilities, privileges, debts and claims, liabilities and obligations, as well as legal relationships with contractual and commercial effect into the company at the start of 1st of July 2014 in return for the payment of the company shares described in the report on the capital increase. The contributions shall take place at book value for tax purposes in accordance with §20 paragraph 2, sentence 2 of the Reorganization Tax Act.

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(2)	The following apply for the transfer of assets and liabilities to the acquiring company:

a)	All individual trade investments of fixed and current assets shall be transferred to the GmbH, especially those which are listed in Appendix 1 to this agreement.

b)	All liabilities (liabilities and debts) of the sole proprietor company shall be transferred to the GmbH, especially those which are listed in Appendix 2 to this agreement.

c)	All further legal positions and objects which cannot or do not require to be included on the balance sheet, agreements, employment contracts and other rights and duties shall be transferred to the GmbH. In particular, the contracts listed in Appendix 3 to this agreement, as well as any other tenancy, leasing and supply agreements, operational management agreements, concession agreements, offers and other legal statuses.

d)	As a result of the operations transfer, all employment contracts are transferred to the GmbH in accordance with §613a of the BGB.

e)	Should assets, legal statuses, objects or other rights be sold between the deadline for contributions, the 1st of July 2014, and today, a substitute shall stand in its place. Should the investor acquire assets, legal statuses, objects or other rights for the company in the period of time mentioned above, these shall hereby also be transferred to the GmbH.

f)	Assets, liabilities and employment contracts, which are not listed in the attached appendices, shall be transferred to the GmbH should it in the least possible way be associated with the operations of the investor. This applies in particular for intangibles or assets, concluded employment contracts and accrued liabilities by the investor up until today as well.

g)	So long the transfer of assets or liabilities or agreements, employment contracts or other rights and duties should no longer be legally possible, especially where the required third party approval for this purpose cannot be procured, the parties shall operate as if the transfer to the GmbH had taken place. The investor shall try to receive the required approvals to the best of his or her ability.

h)	The individual assets and rights shall be taken over by the GmbH inclusive of any possible encumbrances in the condition in which it is today. Insofar as it is legally permissible, each guarantee made by the investor in regards to this contribution in kind shall be excluded. In particular, claims and rights of the GmbH against the valuation, the characteristics and portfolio of the assets transferred by the investor irrespective of the type and irrespective of the legal basis are excluded. This exclusion of claims does not apply for claims which are based on malicious or intentional behaviour of the investor, and claims

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based on the liability for shortfall in accordance with §56 paragraph 2 in conjunction with §9 of the German Limited Liability Company Law.

(3)	In the event of doubts in regards to the scope or the association of asset positions, legal relationships etc. transferred with this certificate, the GmbH is entitled to a right of determination in accordance with §315 of the BGB.

§ 2

Transfer of the company

(1)	The parties to the agreement agree that the ownership and the direct possession of the movable property shall be transferred to the GmbH. Should be the GmbH not be in direct possession of the property, the right to recovery of the investor shall be assigned to the GmbH. The GmbH shall hereby accept the transfer of ownership and direct possession´, as well as the assignation of the right to recovery.

(2)	The parties to the agreement agree, that the existing liabilities shall be taken over by the GmbH at midnight on the 30th of June 2014. As far as it is possible, the transfer shall take place by way of an internal assumption of debt, otherwise the GmbH shall indemnify the investor in respect to the liabilities and to satisfy the creditors in a timely manner.

(3)	The parties to the agreement agree, that the GmbH instead of the investor shall contractually enter into all contractual relationships of the company being contributed coming into force on the 1st of July, 2014. Should the third party approval required for this purpose not be able to be obtained, the parties to the agreement shall correspondingly be placed in an internal relationship.

(4)	The GmbH is hereby authorized, to deliver and accept required or appropriate statements at the exercise of their discretion, as well as to perform legal acts, which are in conjunction with the contribution of the company to the GmbH. The GmbH is exempt from the limitations of §181 of the BGB and entitled to transfer this

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authorization in part or in full or to issue sub-authorization with exemption to the limitations of $181 of the BGB.

§ 3

Granting of Shares.

(1)	In return for the above transfer of assets to the GmbH, the investor shall receive 26,000 company shares in the acquiring company at a nominal value of 1.00 EUR each (company shares numbered from 26,001 to 52,000).

The new company shares entitle a claim to the balance sheet profit of the GmbH attributable to them for the entire current financial year.

(2)	The transfer shall take place using the book values as at the 30th of June 2014 for trade and tax purposes. The difference between this value of the assets transferred to the acquiring company and the nominal amount of the new company shares granted to the acquiring company shall be transferred to the capital reserves of the acquiring company in accordance with §272 paragraph 2, sentence 1 of the HGB. The investor shall receive nothing further in return from the GmbH, especially no cash payout.

(3)

§ 4

Consequences of the transfer for employees and their representatives

The transfer of the company operated by the investor shall lead to a transfer of operations in accordance with §613a of the BGB.

With the transfer coming into force (i.e. upon the signing of this contract), all employment contracts with all rights and duties shall be transferred to the GmbH. The parties to the agreement shall inform the employees of the company in accordance with §613a paragraph 5 of the BGB.

Working draft

§ 5

Severability Clause

Should individual clauses of this agreement become invalid or be unfeasible, this shall not affect the validity of the remaining clauses. The invalid or infeasible provision shall be replaced by a provision agreed upon by the parties to the agreement which comes as close as possible to the economic effect of the invalid or unfeasible provision.

C.

Special regulations for the contribution of dwellings and partial property ownership.

§ 1

Transfer of title

1.	(1) Dr. med. Orhan Karahodza and Mrs. Dzenana Karahodza are in communal property ownership in accordance with Bosnian law as owners of the property of Bad Cannstatt which is registered in the Apartment and Condominium Register (Land Registry Stuttgart - Bad Cannstatt) with the registration number 19210 BV as an apartment and condominium of

2.	100/1000 co-ownership share of the property

Fist. 3667, Waiblinger Straße 34 2 of 37m2,

3.	connected with the individual property which is designated as Dwelling 2 in the division plan together with the shop located on the ground floor as well as 1 storage room located in the basement.

4.	Directly before the completion of the present contract, half of the co-ownership shares were already abandoned by Beatmungspflege 24 GmbH.

Working draft
5.	The owners and Beatmungspflege 24 GmbH, registered in the Trade Register of the District Court of Ludwigshafen, HRB 64059, with its headquarters located in Ludwigshafen, both agree that the ownership of the remaining half of the co-ownership share of the apartment and condominium complex shall be transferred to Beatmungspflege 24 GmbH, so that they become the sole proprietor of this property.

6.	(2) The owner allows, and Beatmungspfleger 24 GmbH approves the entry of the change of ownership of the half co-ownership share.

7.	(3) The certifying notary shall be assigned to immediately submit the application to the Land Register for execution, as soon as the clearance certificate from the Tax Office - Land Transfer Tax Division, is available.

§ 2

Compensation in return

Beatmungspflege 24 GmbH does not owe the owners anything in return. The transfer of ownership takes place as a credit in accordance with §272 paragraph 1, sentence 1 of the HGB on the occasion of the increase in share capital of the GmbH concluded today of EUR 26,000.00 from 26,000.00 to EUR 52,000.00.

§ 3

8.	(1) The transfer of the direct possession of the parcel of land in the agreement shall take place with immediate effect. Contractually the transfer of possession shall come into effect on the 1st of July 2014.

9.	(2) All development charges and further charges as noted in §§ 127, 135 of the German Building Code, as well as charges on the basis of the municipal rates act

Working draft

which are already required, are to be borne by Dr. med. Orhan Karahodza and Mrs. Dzenana Karahodza. All other charges which are required as per the conclusion of this agreement are to be borne by the GmbH.

§ 4

Guarantee

10.	(1) The liability for material defects is excluded as far as legally possible. Certain characteristics of the property do not form part of the agreement and no payment shall be made in respect of them.

11.	(2) No encumbrances are listed in section 2 of the Land Register. The land charge of EUR 110,000.00 at the district savings bank for the encumbrance in section 3, number 4 of the Land Register, is to be borne by the GmbH. All remaining ownership rights of the land charge will hereby be assigned to the GmbH with immediate effect and be accepted by the GmbH. The land charge is valued at still being around EUR 110,000.00, for which the GmbH has already declared the exemption of the acquisition of debts for half of the valuation amount on the basis of the contribution in kind immediately prior to the drawing up of this agreement. The remaining liabilities are to be equally taken over by way of assumption of debt coming into contractual effect on the 1st of July 2014. The GmbH will immediately approach the creditors, in order to get their approval for the assumption of debt. Should the creditor not issue the approval required for this purpose, the GmbH is committed to Dr. med. Orhan Karahodza and Mrs. Dzenana Karahodza to reimburse the creditor in a timely manner. The same applies, should the creditor refuse the approval.

12.	(3) The property is to be rented out to the GmbH. Rent or lease or other usage agreements to third parties do not exist. The rental agreement shall be considered to be terminated until the 1st of July 2014. The rental agreement shall hereby be ended by mutual agreement with immediate effect.

13.	(4) The presentation of an energy performance certificate is not required by the purchaser, such investment obligations as per the relevant Energy Saving Regulations (EneV) are met solely by the GmbH.

Working draft
14.	(5) Dr. med. Orhan Karahodza and Mrs. Dzenana Karahodza are liable to the GmbH, that the market value of the property following the deduction of the takeover liabilities is at least EUR 1.00.

§ 5

Costs

All costs which occur through the registration and execution of this agreement, the cost for the proposal for the pending land transfer tax for this acquisition process, as well as any possible costs for accessing the electronic Land Register and the printouts of the related Land Register excerpts, shall be borne by the GmbH.

§ 6

Entering into joint ownership

1.	(1) The legal relationships of the apartment and partial property ownership with each other, as well as the management of the residential complex are governed by the declaration of apportionment and joint property arrangement. This is provided by the GmbH.

2.	(2) On the day of the transfer of operations, the GmbH enters into all, contractually effective, rights and duties founded in this agreement and into the management agreement. You are bound to the decision of the joint ownership.

3.	(3) Claims for reparation costs and other costs from the accounts servicing maintenance costs are transferred as they are at the time of the transfer of operations to the GmbH. Outstanding payments do not exist as specified in the ownership. From the time of the transfer of operations onwards, the GmbH is authorized to participate and to vote at the general assembly meeting.

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4.	(4) The settlement of the current financial year has to take place in such a way that the day on which the operations are transferred is valid as the deadline for subsequent payments and reimbursements. Subsequent payments for the period of time before the deadline go to the charges against the owner, for the period of time following against the charges of the GmbH. If it is cannot be established for which period of time a subsequent payment or credit takes place, the respective amounts shall be distributed on a pro rata basis.

§ 7

Severability Clause

Should individual clauses of this agreement be or become invalid or unfeasible, or should a breach appear in this agreement, this shall not affect the validity of the remaining clauses. The invalid or infeasible provision shall be replaced by a provision agreed upon by the parties to the agreement which comes as close as possible to the purpose and sense of this agreement, should the matter have been thought of in the beginning.

§ 8

Important notes from the Notary

(1)	The appearing parties were made aware of the following:

1.	a)	Any possible ancillary agreements to this agreement must also be certified; uncertified or incorrectly certified agreements are not effective and can call the efficacy of the entire agreement into question.

2.	b)	For the costs and taxes from this agreement, there is a mutual liability on the basis of statutory regulations.

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3.	c)	The change of ownership in the Land Register can only take place after having obtained the clearance certificate from the Tax Office for the land transfer tax. The participants confirm that they have been informed of the legal effects of this agreement and especially of the risk of preliminary work in the mutual agreement, as well as the nature of the priority notice of conveyance and in relation to the land transfer tax. Furthermore the notary did not give any tax advice; he is accordingly exempt from any liability.

4.	d)	The property is liable on the basis of statutory regulations for the arrears of public encumbrances and levies, especially for any possible development charges.

5.	e)	The ownership is not transferred upon conclusion of this agreement, rather after the entry of the transfer of ownership in the Land Register to the purchaser.

6.	f)	Rental and lease agreements are not affected through this sale.

7.	g)	Of the entry of the purchaser into insurance contracts, in accordance with §95 of the German Insurance Contract Act (VVG) and the opportunities for terminating the contract by the insurer and the policy holder in accordance with §96 VVG.

8.	h)	Of the Energy Saving Regulations.

§ 9

Authorization

The parties to the agreement authorize for themselves and their successors, the Notary ........ based in ...... and the notarized staff

a)     Mrs ...... ,

b)     Mrs ...... ,

c)     Mrs ...... ,

d)     Mrs ...... ,

all with the office address at ....... , ..... ,

Working draft

Each of the notarized staff are individually authorized with unconditional authority, which means in particular that they are independent from the effectiveness of the remaining clauses of this certificate, however they do not have a mandate to represent them in the execution of the legal transaction as well as amendments in all circumstances.

The powers of attorney have in particular the authority to submit or amend other declarations of agreement, registration or removal approvals, to add or withdraw proposals to the Land Register, to request, accept and communicate approvals and absolutely everything in their discretion which is required for the completion of this matter.

The powers of attorney are exempt from the limitations of §181 of the BGB and have the right to transfer authority. The participants exempt the authorized notarized staff from any personal liability.

This authority can only be exercised in court in front of the certified notary, and the notary ...... based in ....... or by their respective representative or successor.

Location, Date

The Investor:

The GmbH:

UR __________ / 2014 1401411

Notar Alexander Gläser
Waiblinger Straße 11 ♦ 70372 Stuttgart
Tel.: 0711 / 509425-0 ♦ Fax: 0711 / 5094259

Stuttgart

Beurkundet am 12/11.2014

Vor mir, dem

Notar Alexander Gläser
mit dem Amtssitz in Stuttgart-Bad Cannstatt

erscheint heute in meiner Notarkanzlei Waiblinger Str. 11, nach meiner Überzeugung ohne Zweifel unbeschränkt geschäftsfähig:

Frau Rita **Draxler**,
geboren am 22. August 1954,
wohnhaft in 72666 Neckartailfingen, Professor-Drück-Straße 4,
- persönlich bekannt -

handelnd nicht im eigenen Namen, sondern aufgrund notariell erteilter Vollmacht vom 10.06.2014, UR 606/2014 des beurkundenden Notars, die im Original vorliegt und in Fotokopie dieser Urkunde beigefügt ist - *die Übereinstimmung der Fotokopie mit dem Original wird hiermit beglaubigt* - für:

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1. Herrn Dr. Orhan **Karahodza**,
   geboren am 19. November 1969,
   wohnhaft in 70372 Stuttgart, Waiblinger Straße 34,

2. Frau Dzenana **Karahodza**, geborene Adzemovic,
   geboren am 13. Mai 1969,
   wohnhaft in 70372 Stuttgart, Waiblinger Straße 34,

3. und für den Vertretenen Ziff. 1 in seiner Eigenschaft als einzelvertretungsberechtigter Geschäftsführer der

   Beatmungspflege 24 GmbH
   mit Sitz in Ludwigshafen
   Postanschrift: Zollhofstraße 4, 67061 Ludwigshafen

   und insoweit als Vertreterin ohne Vertretungsmacht, mit dem Versprechen, notariell beglaubigte Genehmigungserklärung nachzureichen, hierfür jedoch nicht haftend.

Die Frage nach einer Vorbefassung i.S. von § 3 Abs. 1 Ziff. 7 BeurkG wurde verneint.

Die Erschienene erklärt namens ihrer Vollmachtgeber mit der Bitte um Beurkundung:

Sacheinlageeinbringungsvertrag

zwischen dem Inferenten

Frau Dzenana Karahodza, geborene Adzemovic,
geb. am 13. Mai 1969,
wohnhaft Waiblinger Straße 34, 70372 Stuttgart,
und
Herr Dr. med. Orhan Karahodza,
geboren am 19. November 1969,
wohnhaft Waiblinger Straße 34, 70372 Stuttgart
- in Errungenschaftsgemeinschaft nach bosnischem Recht -

und der im Handelsregister des Amtsgerichts Ludwigshafen, HRB 64059, eingetragenen

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Beatmungspflege 24 GmbH
Sitz Ludwigshafen
Zollhofstraße 4, 67061 Ludwigshafen

vertreten durch
Herrn Dr. med. Orhan Karahodza
geboren am 19. November 1969
als alleiniger und von den Beschränkungen des § 181 BGB
befreiter Geschäftsführer

A.
Vorbemerkungen

1. Der Alleingesellschafter der im Handelsregister des Amtsgericht Ludwigshafen, HRB 64059, eingetragenen

   Beatmungspflege 24 GmbH

   mit dem Sitz in Ludwigshafen hat heute zur notariellen Niederschrift folgenden Sachkapitalerhöhungsbeschluss gefasst:

I. TOP 2: Kapitalerhöhung 2

(1) Das Stammkapital der Gesellschaft wird von EUR 26.000,00 um EUR 26.000,00 auf EUR 52.000,00 unter Ausgabe von 26.000 Geschäftsanteilen im Nennbetrag von je EUR 1,00 (Geschäftsanteile Nr. 1.002 bis 27.001) erhöht.

(2) Zur Übernahme der neuen Geschäftsanteile werden die Vertretenen zugelassen, die die neuen Geschäftsanteile im Gesamtgut der bosnischen Errungenschaftsgemeinschaft erwerben.

(3) Die neuen Geschäftsanteile sind am Ergebnis des ganzen laufenden Geschäftsjahres beteiligt.

(4) Die Einlagen auf die neuen Geschäftsanteile sind als Sacheinlage dadurch zu leisten, dass Frau Dzenana Karahodza ihr nicht im Handelsregister eingetragenes, von ihr in 70372 Stuttgart, Waiblinger Straße 34, unter der Bezeichnung „Premium Pflegedienst Pflegeland" betriebenes Einzelunternehmen mit allen Aktiva und Passiva, Rechten, Forderungen und Ansprüchen, Verbindlichkeiten und Verpflichtungen, sowie Rechtsverhältnissen mit schuldrechtlicher und wirtschaftlicher Wirkung zum Beginn des 1. Juli 2014 in die Gesellschaft einbringt. Die Einbringung

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erfolgt steuerlich zum Buchwert gemäß § 20 Abs. 2 Satz 2 Umwandlungssteuergesetz.

Es wird festgestellt, dass eigentumsrechtlich das Unternehmen zum Gesamtgut der zwischen den Erschienenen bestehenden Errungenschaftsgemeinschaft bosnischen Rechts gehört.

(5) Zu diesem Unternehmen gehört steuerlich und betriebswirtschaftlich die Hälfte des im Grundbuch von Stuttgart-Bad Cannstatt Blatt 19.210 BV 1 eingetragene Wohnungs- und Teileigentumsrecht von 100/1000 Miteigentumsanteil an dem Grundstück Flst. 3667, Waiblinger Straße 34, 2 a 37 m², verbunden mit dem Sondereigentum an der im Aufteilungsplan mit Nr. 2 bezeichneten Wohnung nebst Laden im Erdgeschoss sowie 1 Abstellraum im Untergeschoss. Ein Miteigentumsanteil von ½ an dieser Immobilie wird mit den im Grundbuch eingetragenen Belastungen und den diesen Belastungen zugrundeliegenden Verpflichtungen und Verbindlichkeiten als Agio (§ 272 Abs. 2 Nr. 1 HGB) in die GmbH miteingebracht.

(6) Diese Sacheinlage ist auf die Nennbeträge der neuen Geschäftsanteile Nr. 1.002 bis 27.001 in Höhe des Betrages der Erhöhung des Stammkapitals, somit mit insgesamt EUR 26.000,00 anzurechnen.

2. Der Inferent hat heute die Übernahme der neuen Geschäftsanteile erklärt.

B.
Einbringungsvertrag

Zur Leistung der Sacheinlageverpflichtung schließen die Vertragsparteien folgenden Sacheinbringungsvertrag ab.

§ 1
Gegenstand der Sacheinlage

(1) Der Inferent überträgt das von Frau Dzenana Karahodza unter der Bezeichnung „Premium Pflegedienst Pflegeland“ in 70372 Stuttgart, Waiblinger Straße 34, betriebene Einzelunternehmen mit allen Aktiva und Passiva, Rechten, Forderungen und Ansprüchen, sowie Verbindlichkeiten und Verpflichtungen, sowie Rechtsverhältnissen mit schuldrechtlicher und wirtschaftlicher Wirkung zum Beginn des 1. Juli 2014 an die GmbH gegen Gewährung der im Kapitalerhöhungsbeschluss genannten Geschäftsanteile.

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Die Einbringung erfolgt steuerlich zum Buchwert gemäß § 20 Abs. 2 Satz 2 Umwandlungssteuergesetz.

(2) Für die Übertragung der Gegenstände des Aktiv- und Passivvermögens auf die übernehmende GmbH gilt im Einzelnen:

a) Auf die GmbH werden alle Einzelwirtschaftsgüter des Anlage- und Umlaufvermögens übertragen, insbesondere diejenigen, die in der **Anlage 1** zu diesem Vertrag aufgeführt sind.

b) Auf die GmbH werden alle Passiva (Verbindlichkeiten und Schulden) des Einzelunternehmens übertragen, insbesondere diejenigen, die in der **Anlage 2** zu diesem Vertrag aufgeführt sind.

c) Auf die GmbH werden alle weiteren nicht bilanzierungsfähigen oder nicht bilanzierungspflichtigen Rechtspositionen und Gegenstände, Verträge, Arbeitsverhältnisse und sonstigen Rechte und Pflichten übertragen. Im Einzelnen werden übertragen insbesondere die in der **Anlage 3** zu diesem Vertrag aufgeführten Verträge, sowie sonstige Pacht-, Leasing- und Lieferverträge, Betriebsführungsverträge, Konzessionsverträge, Angebote und sonstige Rechtsstellungen.

d) Infolge des Betriebsübergangs gehen sämtliche Arbeitsverhältnisse nach § 613a BGB auf die GmbH über.

e) Soweit zwischen dem Einbringungsstichtag 1. Juli 2014 und heute Vermögensgegenstände, Rechtspositionen, Gegenstände oder sonstige Rechte durch den Inferenten im regelmäßigen Geschäftsverkehr veräußert worden sein werden, treten die Surrogate an deren Stelle. Soweit in dem oben genannten Zeitraum der Inferent Vermögensgegenstände, Rechtspositionen, Gegenstände oder sonstige Rechte für den Betrieb erworben hat, werden diese hiermit ebenfalls auf die GmbH übertragen.

f) Vermögensgegenstände, Verbindlichkeiten und Arbeitsverhältnisse, die nicht in den beigefügten Anlagen aufgeführt sind, gehen auf die GmbH über, soweit sie dem Betrieb des Inferenten im weitesten Sinne zuzuordnen sind. Dies gilt insbesondere auch für immaterielle oder bis heute vom Inferenten erworbenen Vermögensgegenstände, begründete Arbeitsverhältnisse und entstandene Verbindlichkeiten.

g) Solange die Übertragung von Vermögensgegenständen oder Verbindlichkeiten oder Verträgen, Arbeitsverhältnissen oder sonstigen Rechten und Pflichten auf die GmbH rechtlich nicht möglich sein

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sollte, insbesondere da die hierfür erforderlichen Genehmigungen Dritter nicht beschafft werden können, stellen sich die Parteien im Innenverhältnis so, wie sie stehen würden, wenn die Übertragung an die GmbH erfolgt wäre. Der Inferent wird sich nach besten Kräften bemühen, die erforderlichen Zustimmungen zu erhalten.

h) Die einzelnen Gegenstände und Rechte werden von der GmbH einschließlich etwaiger Belastungen in dem Zustand übernommen, in dem sie sich heute befinden. Soweit gesetzlich zulässig, wird jede Gewährleistung des Inferenten im Zusammenhang mit dieser Sacheinlage ausgeschlossen. Ausgeschlossen sind insbesondere Ansprüche und Rechte der GmbH wegen der Werthaltigkeit, der Beschaffenheit und des Bestands der vom Inferenten übertragenen Gegenstände des Vermögens gleich welcher Art und gleich aus welchem Rechtsgrund. Dieser Ausschluss von Ansprüchen gilt nicht für Ansprüche, die auf arglistigem oder vorsätzlichem Verhalten des Inferenten beruhen, und Ansprüche auf Grund der Differenzhaftung nach § 56 Abs. 2 in Verbindung mit § 9 GmbHG.

(3) Kommt es zu Zweifeln hinsichtlich des Umfangs und der Zuordnung der mit dieser Urkunde übertragenen Vermögenspositionen, Rechtsverhältnisse etc., steht der GmbH ein Bestimmungsrecht nach § 315 BGB zu.

§ 2
Übertragung des Unternehmens

(1) Die Vertragsparteien sind sich darüber einig, dass das Eigentum und der unmittelbare Besitz an den beweglichen Sachen auf die GmbH übergehen. Soweit die GmbH nicht im unmittelbaren Besitz der Sachen ist, wird der Herausgabeanspruch vom Inferenten an die GmbH abgetreten. Die GmbH nimmt die Übertragung des Eigentums und des unmittelbaren Besitzes sowie die Abtretung des Herausgabeanspruchs hiermit an.

(2) Die Vertragsparteien sind sich darüber einig, dass die am 30. Juni 2014, 24.00 Uhr, bestehenden Verbindlichkeiten von der GmbH übernommen werden. Soweit es möglich ist, erfolgt die Übernahme im Wege der befreienden Schuldübernahme, ansonsten hat die GmbH den Inferenten im Innenverhältnis von den Verbindlichkeiten freizustellen und die Gläubiger rechtzeitig zu befriedigen.

(3) Die Vertragsparteien sind sich darüber einig, dass die GmbH anstelle des Inferenten schuldrechtlich mit Wirkung zum Beginn des 1. Juli 2014 in sämtliche Vertragsverhältnisse des einzubringenden Unternehmens eintritt. Soweit die hierfür erforderliche Zustimmung des Dritten nicht

- 7 -

eingeholt werden kann, haben sich die Vertragsparteien im Innenverhältnis entsprechend zu stellen.

(4) Die GmbH wird hiermit bevollmächtigt, alle nach ihrem Ermessen erforderlichen oder zweckdienlichen Erklärungen abzugeben und entgegenzunehmen sowie Rechtshandlungen vorzunehmen, die im Zusammenhang mit der Einbringung des Unternehmens in die GmbH stehen. Die GmbH ist von den Beschränkungen des § 181 BGB befreit und berechtigt, diese Vollmacht ganz oder teilweise zu übertragen oder Untervollmacht mit der Befreiung von den Beschränkungen des § 181 BGB zu erteilen.

§ 3
Gewährung von Anteilen

(1) Als Gegenleistung für die vorstehende Vermögensübertragung an die GmbH erhält der Inferent an der übernehmenden GmbH 26.000 Geschäftsanteile im Nennbetrag von je EUR 1,00 (Nr. der Geschäftsanteile 1.002 bis 27.001).

Die neuen Geschäftsanteile gewähren Anspruch auf den auf sie entfallenden Bilanzgewinn der GmbH für das gesamte laufende Geschäftsjahr.

(2) Die Übertragung erfolgt zu handels- und steuerbilanziellen Buchwertenwerten zum 30. Juni 2014. Die Differenz zwischen diesem Wert des auf die auf die übernehmende GmbH übertragenen Vermögens und dem Nennbetrag der zu gewährenden neuen Geschäftsanteile an der übernehmenden GmbH wird dem Inferenten als bare Zuzahlung gewährt. Die übernehmende GmbH gewährt dem Inferenten diese bare Zuzahlung als Darlehen mit folgenden Modalitäten:

a) Das Darlehen ist mit Ansprüchen der übernehmenden GmbH gegen den Inferenten aufzurechnen
b) Das Darlehen ist endfällig am 31. Dezember 2014.
c) Das Darlehen ist ab dem Tag der Vertragsunterzeichnung mit 2 %-Punkten über dem jeweiligen Basiszinssatz p.a. zu verzinsen. Die Zinsen sind nachträglich zum Ende eines jeden Quartals fällig.
d) Der Darlehensgeber kann keine Sicherheit für die Rückzahlung des Darlehens vom Darlehensnehmer verlangen.

- 8 -

§ 4
Folgen der Übertragung für die Arbeitnehmer und ihre Vertretungen

Die Übertragung des vom Inferenten betriebenen Unternehmens führt zu einem Betriebsübergang nach § 613a BGB.

Mit dem Wirksamwerden der Übertragung (= Unterzeichnung dieses Vertrags), gehen sämtliche Arbeitsverhältnisse mit allen Rechten und Pflichten auf die GmbH über. Die Vertragsparteien werden die Arbeitnehmer des Unternehmens nach § 613a Abs. 5 BGB informieren.

§ 5
Salvatorische Klausel

Sollten einzelne Bestimmungen dieses Vertrages unwirksam oder nicht durchführbar sein, so bleiben die abgegebenen Erklärungen insgesamt wirksam. Anstelle der unwirksamen oder undurchführbaren Bestimmungen sind von den Parteien solche Bestimmungen zu vereinbaren, die den mit den unwirksamen oder undurchführbaren Bestimmungen verfolgten wirtschaftlichen Zwecken in zulässiger Weise am nächsten kommen

C.
Sonderregelungen zur Einbringung des Wohnungs- und Teileigentums

§ 1
Auflassung

(1) Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza sind in Errungenschaftsgemeinschaft nach bosnischem Recht als Eigentümer der im Wohnungs- und Teileigentumsgrundbuch von Bad Cannstatt (Grundbuchamt Stuttgart-Bad Cannstatt) Blatt 19210 BV 1 eingetragene Wohnungs- und Teileigentumseinheit von

100/1000 Miteigentumsanteil an dem Grundstück

Flst. 3667, Waiblinger Straße 34, 2 a 37 m²,

- 9 -

verbunden mit dem Sondereigentum an der im Aufteilungsplan mit Nr. 2 bezeichneten Wohnung nebst Laden im Erdgeschoss sowie 1 Abstellraum im Untergeschoss eingetragen.

Die Eigentümer und die im Handelsregister des Amtsgericht Ludwigshafen, HRB 64059, eingetragene Beatmungspflege 24 GmbH, Sitz Ludwigshafen, sind sich darüber einig, dass die Hälfte Eigentums an dieser Wohnungs- und Teileigentumseinheit auf die Beatmungspflege 24 GmbH übergeht.

(2) Die Eigentümer **bewilligen** und die Beatmungspfleger 24 GmbH **beantragt** die Eintragung der Eigentumsänderung am hälftigen Miteigentumsanteil.

(3) Der beurkundende Notar wird angewiesen, den Antrag unverzüglich dem Grundbuchamt zum Vollzug vorzulegen, sobald die Unbedenklichkeitsbescheinigung des Finanzamts - Grunderwerbsteuerstelle - vorliegt.

§ 2
Gegenleistung

Die Beatmungspflege 24 GmbH schuldet den Eigentümern keine Gegenleistung. Die Übertragung des Eigentums erfolgt als Agio nach § 272 Abs. 2 Nr. 1 HGB anlässlich der heute beschlossenen Erhöhung des Stammkapitals der GmbH von EUR 26.000,00 um EUR 26.000,00 auf EUR 52.000,00.

§ 3

(1) Die Übergabe des unmittelbaren Eigenbesitzes am Vertragsgrundstück erfolgt mit sofortiger Wirkung. Schuldrechtlich gilt die Übergabe des Eigenbesitzes mit Wirkung zum 1. Juli 2014 als erfolgt.

(2) Alle Erschließungsbeiträge und die weiteren in §§ 127, 135 a BauGB genannten Abgaben sowie Abgaben aufgrund des Kommunalabgabengesetzes, die bereits angefordert sind, sind von Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza zu tragen. Sämtliche sonstigen Abgaben, die nach Vertragsabschluss angefordert werden, sind von der GmbH zu tragen.

- 10 -

§ 4
Gewährleistung

(1) Die Haftung für Sachmängel wird ausgeschlossen, soweit dies gesetzlich möglich ist. Bestimmte Eigenschaften der Immobilie sind nicht vereinbart und werden nicht geschuldet.

(2) In Ab. II des Grundbuchs sind keine Belastungen verzeichnet. Die in Abt. III Nr. 4 des Grundbuchs für die Kreissparkasse eingetragene Grundschuld über EUR 110.000,00 ist von der GmbH zu dulden. An die GmbH werden hiermit mit sofortiger Wirkung alle verbleibenden Eigentümerrechte an der Grundschuld abgetreten, die von der GmbH angenommen wird. Die Grundschuld ist noch mit ca. EUR 110.000,00 valutiert, wofür bereits aufgrund des unmittelbar zuvor abgeschlossenen Sacheinbringungsvertrages die GmbH bereits die befreiende Schuldübernahme für den halben Valutabetrag erklärt hat. Die verbleibenden Verbindlichkeiten sind von der GmbH ebenfalls im Wege der befreienden Schuldübernahme mit schuldrechtlicher Wirkung zum 1. Juli 2014 zu übernehmen. Die GmbH wird auf den Gläubiger unverzüglich zugehen, um dessen Genehmigung zur befreienden Schuldübernahme einzuholen. Solange der Gläubiger die hierfür erforderliche Genehmigung nicht erteilt, ist die GmbH Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza gegenüber verpflichtet, den Gläubiger rechtzeitig zu befriedigen. Das Gleiche gilt, wenn der Gläubiger die Genehmigung verweigern sollte.

(3) Die Immobilie ist an die GmbH vermietet. Miet- oder Pacht- oder sonstige Nutzungsverträge mit Dritten bestehen nicht. Der Mietvertrag gilt mit schuldrechtlicher Wirkung zum 1. Juli 2014 als beendet. Der Mietvertrag wird hiermit einvernehmlich mit sofortiger Wirkung beendet.

(4) Die Vorlage eines Energieausweises wird vom Käufer nicht verlangt, etwaige Investitionspflichten nach der einschlägigen Energieeinsparverordnung (EneV) treffen alleine die GmbH.

(5) Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza haften gegenüber der GmbH, dass der Verkehrswert der Immobilie nach Abzug der zu übernehmenden Verbindlichkeiten mindestens EUR 1,00 beträgt.

- 11 -

§ 5
Kosten

Sämtliche Kosten, die durch die Beurkundung und den Vollzug dieses Vertrags entstehen, eine für diesen Erwerbsvorgang zum Ansatz kommende Grunderwerbsteuer sowie etwaige Kosten für die Einsicht in das elektronische Grundbuch und den Ausdruck entsprechender Grundbuchauszüge werden von der GmbH getragen.

§ 6
Eintritt in die Eigentümergemeinschaft

(1) Die Rechtsverhältnisse der Wohnungs- und Teileigentümer untereinander sowie die Verwaltung der Wohnanlage sind in der Teilungserklärung und Gemeinschaftsordnung geregelt. Diese liegt der GmbH vor.

(2) Die GmbH tritt mit dem Tag des Besitzübergangs in alle - auch nur schuldrechtlich wirkenden - hierdurch begründeten Rechte und Pflichten und in den Verwaltervertrag ein. Beschlüsse der Eigentümergemeinschaft sind für sie verbindlich.

(3) Ansprüche an der Reparaturrücklage und den sonstigen aus dem Hausgeld bedienten Konten gehen mit dem Stand zum Zeitpunkt des Besitzübergangs auf die GmbH über. Zahlungsrückstände bestehen nach Angabe der Eigentümer nicht. Ab Besitzübergang ist die GmbH zur Teilnahme und Abstimmung bei der Eigentümerversammlung bevollmächtigt.

(4) Die Abrechnung des laufenden Wirtschaftsjahres hat in der Weise zu erfolgen, dass der Tag der Besitzübergabe als Stichtag für Nachzahlungen und Erstattungen gilt. Nachzahlungen für die Zeit davor gehen zu Lasten der Eigentümer, für die Zeit danach zu Lasten der GmbH. Wenn sich nicht feststellen lässt, für welchen Zeitraum eine Nachzahlung oder Gutschrift erfolgt, sind die entsprechenden Beträge zeitanteilig aufzuteilen.

§ 7
Salvatorische Klausel

Sollten einzelne Bestimmungen dieses Vertrages ganz oder teilweise unwirksam oder undurchführbar sein oder werden, oder sollte sich in diesem Vertrag eine Lücke befinden, so soll hierdurch die Gültigkeit der übrigen Bestimmungen nicht berührt werden. Anstelle der unwirksamen oder

- 12 -

undurchführbaren Bestimmung ist eine solche wirksame oder durchführbare Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

§ 8
Hinweise des Notars

(1) Die Erschienenen wurden auf Folgendes hingewiesen:

a) Auch etwaige Nebenabreden zu diesem Vertrag müssen beurkundet werden; nicht oder nicht richtig beurkundete Abreden sind unwirksam und können die Wirksamkeit des ganzen Vertrages in Frage stellen.

b) Für Kosten und Steuern aus diesem Vertrag besteht aufgrund gesetzlicher Vorschriften eine gesamtschuldnerische Haftung.

c) Die Eigentumsumschreibung im Grundbuch kann erst erfolgen nach Vorliegen der Unbedenklichkeitsbescheinigung des Finanzamts wegen der Grunderwerbsteuer. Die Beteiligten bestätigen, dass sie über die rechtlichen Wirkungen dieses Vertrags und insbesondere auch über das Risiko von Vorleistungen beim gegenseitigen Vertrag sowie über das Wesen der Auflassungsvormerkung und bezüglich der Grunderwerbsteuer belehrt wurden. Im Übrigen hat der Notar in steuerlicher Hinsicht nicht beraten; er wird insoweit von jeder Haftung freigestellt.

d) Der Grundbesitz haftet aufgrund gesetzlicher Regelung für Rückstände an öffentlichen Lasten und Abgaben, insbesondere für einen etwaigen Erschließungsbeitrag.

e) Das Eigentum geht nicht schon mit Abschluss dieses Vertrages, sondern erst mit der Eintragung des Eigentumsübergangs in das Grundbuch auf den Erwerber über.

f) Miet- und Pachtverträge werden durch die vorliegende Veräußerung nicht berührt.

g) Auf den Eintritt des Erwerbers in Versicherungsverträge, § 95 VVG, und die Kündigungsmöglichkeiten von Versicherer und Versicherungsnehmer, § 96 VVG.

h) auf die Energieeinsparverordnung.

- 13 -

§ 9
Vollmacht

Die Vertretenen erteilen für sich und ihre Rechtsnachfolger

1. Frau Elvira **Krämer-Bencedic**, Notarangestellte,
2. Frau Kerstin **Mangold**, Notarangestellte,
4. Frau Nicole **Manner**, Notarangestellte,
5. Frau Anita **Rief**, Notarangestellte
   - alle geschäftsansässig Waiblinger Str.11 in 70372 Stuttgart,

je einzeln, die unbedingte - d. h. insbesondere von der Wirksamkeit der übrigen Bestimmungen dieser Urkunde unabhängige - Vollmacht, jedoch keinen Auftrag, sie beim Vollzug des Rechtsgeschäfts sowie bei Ergänzungen in jeder Hinsicht zu vertreten.

Die Bevollmächtigten sind insbesondere befugt, Auflassungs- und sonstige Einigungserklärungen, Eintragungs- und Löschungsbewilligungen abzugeben oder zu ergänzen, Anträge an das Grundbuchamt zu stellen und zurückzunehmen, Genehmigungen zu beantragen, entgegenzunehmen und mitzuteilen und überhaupt alles zu tun, was nach ihrem Ermessen zur vollständigen Erledigung der Angelegenheit noch erforderlich ist.

Die Bevollmächtigten sind von den Beschränkungen des § 181 BGB befreit und haben das Recht zur Vollmachtsübertragung. Die Beteiligten stellen die bevollmächtigten Notariatsangestellten von jeglicher persönlichen Haftung frei.

Von dieser Vollmacht kann nur vor dem beurkundenden Notar oder deren jeweiligen Vertreter oder Nachfolger im Amt Gebrauch gemacht werden.

Diese Niederschrift wurde der Erschienenen vom Notar vorgelesen, Anlagen 1 bis 3 gem. § 14 BeurkG zur Kenntnis vorgelegt und unterschrieben, von dieser genehmigt und eigenhändig wie folgt unterschrieben:

Appendix ①

Seite 1 von 3

Anlage 1 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Anlagevermögen

Inventar-Nr.	Art	Bezeichnung	Buchwert 30.6.2014
85001	Grundstückswert bebauter Grundstücke	Grund- und Bodenanteil Waiblinger Str. 34	13.699,65
90001	Geschäftsbauten	Gebäudeanteil Waiblinger Str.	29.832,00
320002	PKW	Peugeot 207 SW Premium HDI	6.297,50
320003	PKW	Toyota Aygo S-OT 2513	5.053,01
320004	PKW	Kfz S-OM-1937	5.632,81
400001	Betriebsausstattung	HP-Laserjet 1005+Zubehör	1,00
400002	Betriebsausstattung	ods Rechner, TFT-Monitor+Installation	1,00
410001	Geschäftsausstattung	Ledersofa	1,00
			60.517,97

Seite 2 von 3

Anlage 1 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Forderungen und sonstige Vermögensgegenstände

Bezeichnung	Konto Fibu	Forderung per 30.6.2014
Forderung Dr. Orhan Karahodza	1372	90.095,78
Forderungen Opta Data	1390	227.119,14
Forderung gg. Beatmungspflege 24 GmbH aus Verkauf Beatmungsgeräte	1391	35.000,00
Sonstige Vermögensgegenstände	1500	4.757,20
Forderungen ggb. Krankenkasse aus AAG	1520	633,60
Kautionen	1527	1.462,00
Forderg. gg. Personal Lohn- u. Gehalt	1530	0,50
Rechnungsabgrenzungsposten	980	207,41
		359.275,63

Anlage 1 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza **Seite 3 von 3**
Bankguthaben und Kassenbestand

Institut	Kontonummer	Konto Fibu	Kontostand 30.6.2014
Kassenbestand		1000	0,89
Kr Spk Waiblingen	15071512	1200	11.845,29
HypoVereinsbank	22250060	1220	19.454,33
			31.300,51

Appendix (2)

Anlage 2 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Bankverbindlichkeiten

Seite 1 von 3

Institut	**Kontonummer**	**Konto Fibu**	**Kontostand 30.6.2014**
Finanzierung Kfz		640	2.634,52
Finanzierung Toyota Aygo S-OT 2513		641	2.113,60
Darlehen Kreissparkasse Waiblingen	6080470032	651	55.000,00
			59.748,12

Anlage 2 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Sonstige Verbindlichkeiten

Seite 2 von 3

Verbindlichkeit	Konto Fibu	Verbindlichkeit per 30.6.2014
Durchlaufende Posten	1590	338,95
Strafzettel	1591	155,20
Verbindlichkeiten Lohn und Gehalt	1740	25.841,61
Verbindlichkeiten Lohn- und Kirchensteuer	1741	441,27
Verbindlichkeiten solziale Sicherheit	1742	26.134,25
Verbindlichkeiten a. Vermögensbildung	1750	0,00
		52.911,28

Seite 3 von 3

Anlage 2 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Rückstellungen

Rückstellungszweck	Konto Fibu	Verbindlichkeit per 30.6.2014
Rückstellung für ausstehende Rechnungen	970	11.713,75
Rückstellung für Jahresabschlusserstellung	977	12.945,50
		24.659,25

Appendix (3)

Anlage 3 zum Sacheinlageeinbringungsvertrag Dzenana Karahodza
Patientenliste Dzenana Karahodza per 30.6.2014

Seite 1 von 1

Name
Patient S. A.
Patient J. B.
Patient K. N.
Patientin G. S.
Patient A. S.